Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2012

•	Annual revenue growth of 26% to a record $4.1 billion

•	2012 diluted EPS increases 22.5%

•	Organic revenue growth for parts and services of 6.0%

•	Completed 30 acquisitions in 2012

•	Provides 2013 guidance

Chicago, IL (February 28, 2013) - LKQ Corporation (Nasdaq:LKQ) today announced results for its fourth quarter and full year ended December 31, 2012. Net income for the fourth quarter was $62.2 million and diluted earnings per share was $0.21, a 10.5% increase over the $0.19 reported for the fourth quarter in 2011. For the full year 2012, net income was $261.2 million and diluted earnings per share was $0.87, a 22.5% increase over the $0.71 reported for 2011. The Company noted that both full year 2012 and 2011 diluted earnings per share included a loss equal to $0.01 per share resulting from restructuring and acquisition related expenses and the change in fair value of contingent consideration liabilities. Additionally, full year 2012 diluted earnings per share included a $0.04 per share gain from the settlement of a previously disclosed lawsuit, and the 2011 results included a charge of $0.01 per share as a result of a loss on debt extinguishment.
"I am pleased with our 2012 results. Our Company was able to deliver solid growth across many financial performance metrics despite the multiple challenges we faced throughout the year. In 2012, the Company surpassed $4 billion in revenue for the first time and achieved 22.5% diluted EPS growth,” stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation.
Mr. Wagman added, “In 2012, we completed a record 30 acquisitions in North America. This milestone is a testament to our strength in identifying and integrating businesses that allow us to expand our geographic footprint and broaden our product offerings to continue our growth.”
Fourth Quarter 2012 Reported Results
For the fourth quarter of 2012, revenue was $1.07 billion compared with $939.6 million for the fourth quarter of 2011, an increase of 13.7%. Net income for the fourth quarter was $62.2 million compared with $56.1 million in the prior year, an increase of 10.8%. For the fourth quarter, total organic revenue growth was 7.4%, and parts and services revenue grew organically by 8.2%. Acquisition revenue growth for the fourth quarter was 5.9%.

Full Year 2012 Reported Results
For the full year of 2012, revenue was $4.12 billion compared with $3.27 billion in 2011, an increase of 26.1%. Net income for the full year was $261.2 million compared with $210.3 million for the prior year, an increase of 24.2%. For the full year of 2012, total organic revenue growth was 4.1%, and parts and services revenue grew organically by 6.0%. Acquisition revenue growth for 2012 was 21.9%.
Balance Sheet and Liquidity
As of December 31, 2012, LKQ's balance sheet reflected cash and equivalents of $59.8 million, and obligations outstanding under the Company's credit facilities were $974.6 million ($420.6 million of term loans and $554.0 million of revolver borrowings). Total availability under the credit agreement at December 31, 2012 was $356.1 million.
Other Events
During the fourth quarter of 2012, LKQ acquired an aftermarket parts distribution business with twelve locations in seven Canadian provinces; an aftermarket parts distribution business with three locations in Quebec, Canada; two self service businesses in Florida; an aftermarket parts distribution business in West Virginia; three paint distribution businesses with locations in Nebraska and Ohio; a bumper and fender distributor in Ontario, Canada; three wholesale salvage businesses with locations in Virginia, Minnesota, and South Carolina; two heavy duty truck aftermarket cooling and radiator businesses with two locations in Michigan and locations in Florida, Georgia and Missouri; two heavy duty truck salvage businesses with locations in Florida and Georgia; and a self service business with an adjacent auto shredder in Florida.
During the fourth quarter, LKQ's European operations opened ten Euro Car Parts branches. As of December 31, 2012, the Company operated from 130 Euro Car Parts branches in the United Kingdom.
On January 2, 2013, Guhan Subramanian was elected to LKQ's Board of Directors.
Company Outlook

2013 Guidance
Organic revenue growth for parts & services	5.5% to 7.5%
Net income	$305 million to $330 million
Diluted EPS	$1.00 to $1.09
Cash flow from operations	Approximately $300 million
Capital expenditures	$100 million to $115 million
Guidance for 2013 is based on current conditions and excludes the impact of restructuring and acquisition related expenses and gains or losses (including changes in fair value of contingent consideration liabilities) and capital spending related to acquisitions or divestitures. Organic revenue guidance refers only to parts and services revenue.

On August 17, 2012, the Company announced a two-for-one split of the Company's common stock. The common stock began trading on a split-adjusted basis on September 19, 2012. All per share information in this release is presented on a split-adjusted basis.
Quarterly Conference Call
LKQ will host a conference call and Webcast on February 28, 2013 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.
To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558. The audio webcast can be accessed via the Company's website at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 408006 #. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through March 22, 2013. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation is the largest nationwide provider of aftermarket, recycled, and refurbished collision replacement parts, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico and Central America. LKQ operates more than 500 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.
Forward Looking Statements
The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.
These factors include:

•	uncertainty as to changes in North American and European general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer ("OEM") replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	inaccuracies in the data relating to industry size published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of alternative automotive products;

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	currency fluctuations in the U.S. dollar versus other currencies and currency fluctuations in the pound sterling versus other currencies;

•	periodic adjustments to estimated contingent purchase price amounts;

•	instability in regions in which we operate, such as Mexico, that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems; and

•	other risks that are described in our Form 10-K filed February 27, 2012 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Income
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue	$1,067,915	$939,632	$4,122,930	$3,269,862
Cost of goods sold (1)	622,794	547,843	2,398,790	1,877,869
Gross margin	445,121	391,789	1,724,140	1,391,993
Facility and warehouse expenses	93,878	82,239	347,917	293,423
Distribution expenses	98,444	84,326	375,835	287,626
Selling, general and administrative expenses	131,130	117,800	495,591	391,942
Restructuring and acquisition related expenses	193	2,257	2,751	7,590
Depreciation and amortization	17,132	15,029	64,093	49,929
Operating income	104,344	90,138	437,953	361,483
Other expense (income):
Interest expense	8,611	7,156	31,429	24,307
Loss on debt extinguishment	—	—	—	5,345
Change in fair value of contingent consideration liabilities	(144)	207	1,643	(1,408)
Interest and other income, net	(742)	(1,443)	(4,286)	(2,532)
Total other expense, net	7,725	5,920	28,786	25,712
Income before provision for income taxes	96,619	84,218	409,167	335,771
Provision for income taxes	34,431	28,073	147,942	125,507
Net income	$62,188	$56,145	$261,225	$210,264
Earnings per share:
Basic	$0.21	$0.19	$0.88	$0.72
Diluted	$0.21	$0.19	$0.87	$0.71
Weighted average common shares outstanding:
Basic	297,213	293,278	295,810	292,252
Diluted	302,075	298,068	300,693	296,750

(1)
Cost of goods sold for the three months and year ended December 31, 2012 includes gains of $0.7 million and $17.9 million, respectively, resulting from certain settlements of a class action lawsuit against several of our suppliers.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Balance Sheets
(In thousands, except share and per share data)

	December 31, 2012	December 31, 2011
Assets
Current Assets:
Cash and equivalents	$59,770	$48,247
Receivables, net	311,808	281,764
Inventory	900,803	736,846
Deferred income taxes	53,485	45,690
Prepaid income taxes	29,537	17,597
Prepaid expenses and other current assets	28,948	19,591
Total Current Assets	1,384,351	1,149,735
Property and Equipment, net	494,379	424,098
Intangibles	1,796,999	1,584,973
Other Assets	47,727	40,898
Total Assets	$3,723,456	$3,199,704
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$219,335	$210,875
Accrued expenses	134,822	131,025
Income taxes payable	2,748	7,262
Contingent consideration liabilities	42,255	600
Other current liabilities	17,068	18,407
Current portion of long-term obligations	71,716	29,524
Total Current Liabilities	487,944	397,693
Long-Term Obligations, Excluding Current Portion	1,046,762	926,552
Deferred Income Taxes	102,275	88,796
Contingent Consideration Liabilities	47,754	81,782
Other Noncurrent Liabilities	74,627	60,796

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 297,810,896 and 293,897,216 shares issued and outstanding at December 31, 2012 and 2011, respectively	2,978	2,939
Additional paid-in capital	950,338	901,313
Retained earnings	1,010,019	748,794
Accumulated other comprehensive income (loss)	759	(8,961)
Total Stockholders’ Equity	1,964,094	1,644,085
Total Liabilities and Stockholders’ Equity	$3,723,456	$3,199,704

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$261,225	$210,264
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,165	54,505
Stock-based compensation expense	15,634	13,107
Deferred income taxes	4,222	9,302
Excess tax benefit from stock-based payments	(15,737)	(7,973)
Other	4,515	6,556
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(12,813)	(18,074)
Inventory	(95,042)	(90,091)
Prepaid income taxes/income taxes payable	(774)	2,251
Accounts payable	(15,097)	28,589
Other operating assets and liabilities	(10,108)	3,336
Net cash provided by operating activities	206,190	211,772
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(88,255)	(86,416)
Proceeds from sales of property and equipment	1,057	1,743
Cash used in acquisitions, net of cash acquired	(265,336)	(486,934)
Net cash used in investing activities	(352,534)	(571,607)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	17,693	11,919
Excess tax benefit from stock-based payments	15,737	7,973
Debt issuance costs	(253)	(11,048)
Net borrowings of long-term obligations	123,895	302,567
Net cash provided by financing activities	157,072	311,411
Effect of exchange rate changes on cash and equivalents	795	982
Net increase (decrease) in cash and equivalents	11,523	(47,442)
Cash and equivalents, beginning of period	48,247	95,689
Cash and equivalents, end of period	$59,770	$48,247

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended December 31,
Operating Highlights	2012		2011
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,067,915	100.0%	$939,632	100.0%	$128,283	13.7%
Cost of goods sold (1)	622,794	58.3%	547,843	58.3%	74,951	13.7%
Gross margin	445,121	41.7%	391,789	41.7%	53,332	13.6%
Facility and warehouse expenses	93,878	8.8%	82,239	8.8%	11,639	14.2%
Distribution expenses	98,444	9.2%	84,326	9.0%	14,118	16.7%
Selling, general and administrative expenses	131,130	12.3%	117,800	12.5%	13,330	11.3%
Restructuring and acquisition related expenses	193	0.0%	2,257	0.2%	(2,064)	-91.4%
Depreciation and amortization	17,132	1.6%	15,029	1.6%	2,103	14.0%
Operating income	104,344	9.8%	90,138	9.6%	14,206	15.8%
Other expense (income):
Interest expense	8,611	0.8%	7,156	0.8%	1,455	20.3%
Change in fair value of contingent consideration liabilities	(144)	0.0%	207	0.0%	(351)	n/m
Interest and other income, net	(742)	-0.1%	(1,443)	-0.2%	701	48.6%
Total other expense, net	7,725	0.7%	5,920	0.6%	1,805	30.5%
Income before provision for income taxes	96,619	9.0%	84,218	9.0%	12,401	14.7%
Provision for income taxes	34,431	3.2%	28,073	3.0%	6,358	22.6%
Net income	$62,188	5.8%	$56,145	6.0%	$6,043	10.8%
Earnings per share:
Basic	$0.21		$0.19		$0.02	10.5%
Diluted	$0.21		$0.19		$0.02	10.5%
Weighted average common shares outstanding:
Basic	297,213		293,278		3,935	1.3%
Diluted	302,075		298,068		4,007	1.3%

(1)	Cost of goods sold for the three months ended December 31, 2012 includes a gain of $0.7 million resulting from a settlement of a class action lawsuit against several of our suppliers.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Year Ended December 31,
Operating Highlights	2012		2011
		% of Revenue		% of Revenue	Change	% Change
Revenue	$4,122,930	100.0%	$3,269,862	100.0%	$853,068	26.1%
Cost of goods sold (1)	2,398,790	58.2%	1,877,869	57.4%	520,921	27.7%
Gross margin	1,724,140	41.8%	1,391,993	42.6%	332,147	23.9%
Facility and warehouse expenses	347,917	8.4%	293,423	9.0%	54,494	18.6%
Distribution expenses	375,835	9.1%	287,626	8.8%	88,209	30.7%
Selling, general and administrative expenses	495,591	12.0%	391,942	12.0%	103,649	26.4%
Restructuring and acquisition related expenses	2,751	0.1%	7,590	0.2%	(4,839)	-63.8%
Depreciation and amortization	64,093	1.6%	49,929	1.5%	14,164	28.4%
Operating income	437,953	10.6%	361,483	11.1%	76,470	21.2%
Other expense (income):
Interest expense	31,429	0.8%	24,307	0.7%	7,122	29.3%
Loss on debt extinguishment	—	0.0%	5,345	0.2%	(5,345)	n/m
Change in fair value of contingent consideration liabilities	1,643	0.0%	(1,408)	0.0%	3,051	n/m
Interest and other income, net	(4,286)	-0.1%	(2,532)	-0.1%	(1,754)	69.3%
Total other expense, net	28,786	0.7%	25,712	0.8%	3,074	12.0%
Income before provision for income taxes	409,167	9.9%	335,771	10.3%	73,396	21.9%
Provision for income taxes	147,942	3.6%	125,507	3.8%	22,435	17.9%
Net income	$261,225	6.3%	$210,264	6.4%	$50,961	24.2%
Earnings per share:
Basic	$0.88		$0.72		$0.16	22.2%
Diluted	$0.87		$0.71		$0.16	22.5%
Weighted average common shares outstanding:
Basic	295,810		292,252		3,558	1.2%
Diluted	300,693		296,750		3,943	1.3%

(1)	Cost of goods sold for the year ended December 31, 2012 includes a gain of $17.9 million resulting from certain settlements of a class action lawsuit against several of our suppliers.

The following unaudited table reconciles net income to EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In thousands)
Net income	$62,188	$56,145	$261,225	$210,264
Depreciation and amortization	18,591	16,197	70,165	54,505
Interest expense, net	8,528	6,520	31,215	22,447
Loss on debt extinguishment (1)	—	—	—	5,345
Provision for income taxes	34,431	28,073	147,942	125,507
Earning before interest, taxes, depreciation and amortiztion (EBITDA)	$123,738	$106,935	$510,547	$418,068
EBITDA as a percentage of revenue	11.6%	11.4%	12.4%	12.8%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended
	December 31,
	2012	2011	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation
Aftermarket, other new and refurbished products	$610,847	$531,116	$79,731	15.0%
Recycled, remanufactured and related products and services	309,773	284,946	24,827	8.7%
Parts and services	920,620	816,062	104,558	12.8%
Other	147,295	123,570	23,725	19.2%
Total	$1,067,915	$939,632	$128,283	13.7%

Revenue changes by category for the three months ended December 31, 2012 vs. 2011:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Aftermarket, other new and refurbished products	3.5%	10.8%	0.7%	15.0%
Recycled, remanufactured and related products and services	5.3%	3.2%	0.2%	8.7%
Parts and services	4.1%	8.2%	0.5%	12.8%
Other	17.3%	1.9%	0.1%	19.2%
Total	5.9%	7.4%	0.4%	13.7%

	Year Ended
	December 31,
	2012	2011	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation
Aftermarket, other new and refurbished products	$2,286,853	$1,634,003	$652,850	40.0%
Recycled, remanufactured and related products and services	1,277,023	1,115,088	161,935	14.5%
Parts and services	3,563,876	2,749,091	814,785	29.6%
Other	559,054	520,771	38,283	7.4%
Total	$4,122,930	$3,269,862	$853,068	26.1%

Revenue changes by category for the year ended December 31, 2012 vs. 2011:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Aftermarket, other new and refurbished products	33.6%	6.2%	0.1%	40.0%
Recycled, remanufactured and related products and services	8.8%	5.8%	-0.1%	14.5%
Parts and services	23.6%	6.0%	0.0%	29.6%
Other	13.2%	-5.8%	0.0%	7.4%
Total	21.9%	4.1%	0.0%	26.1%

The following unaudited table compares our revenue and EBITDA by reportable segment:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In thousands)
Revenue
North America	$879,115	$801,146	$3,426,858	$3,131,376
Europe	188,800	138,486	696,072	138,486
Total revenue	$1,067,915	$939,632	$4,122,930	$3,269,862
EBITDA
North America (1)	$109,308	$94,791	$440,448	$405,924
Europe (2)	14,430	12,144	70,099	12,144
Total EBITDA	$123,738	$106,935	$510,547	$418,068

(1)
For the three months and year ended December 31, 2012, North America EBITDA includes gains of $0.7 million and $17.9 million, respectively, resulting from certain settlements of a class action lawsuit against several of our suppliers. North America EBITDA during the three months and year ended December 31, 2012 also includes net gains of $1.8 million and $2.0 million, respectively from the change in fair value of contingent consideration liabilities related to certain of our acquisitions, while the year ended December 31, 2011 includes a gain of $2.0 million.

(2)
For the three months and year ended December 31, 2012, Europe EBITDA includes losses of $1.7 million and $3.6 million, respectively, from the change in fair value of the Euro Car Parts contingent consideration liability, while the three months and year ended December 31, 2011 each include a loss of $0.6 million.